MAY 2008 AMENDMENT AGREEMENT

THIS MAY 2008 AMENDMENT AGREEMENT (this “Agreement”) is made as of May 30, 2008, among Customer Acquisition Network Holdings, Inc., a Delaware corporation (the “Company”), the Subsidiaries (as defined in the Buyer Note (as defined below)), and Longview Marquis Master Fund, L.P., a British Virgin Islands limited partnership (“Buyer”).

WITNESSETH:

WHEREAS, the Company, Buyer and Alpha Capital Anstalt, a Lichtenstein corporation (“Alpha” and, together with Buyer, the “Original Buyers”), entered into that certain Securities Purchase Agreement, dated as of November 15, 2007 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Purchase Agreement”), pursuant to which the Company issued to the Original Buyers senior secured notes in an aggregate original principal amount of $5,000,000 (such notes, together with any promissory notes or other securities issued in exchange or substitution therefor or replacement thereof, and as any of the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, each a “Note” and, collectively, the “Notes”);

WHEREAS, on the date hereof, Note No. VAM-001 issued to Buyer in the principal amount of $4,388,889.00 remains outstanding (the “Buyer Note”); and

WHEREAS, the Company and Buyer desire to amend the terms of the Buyer Note as provided herein.

NOW, THEREFORE, in consideration of the agreements, provisions and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned agrees as follows:

1. Amendment of the Buyer Note.

a. Buyer hereby agrees with the Company that, subject to, and effective upon, the receipt by Buyer of cash in the amount of $50,000 (the “Cash Amount”), by wire transfer of immediately available funds in accordance with the instructions set forth on Exhibit A hereto, from the Company by no later than 5:00 p.m. New York time, on June 2, 2008 (such time and date, the “Payment Deadline”), the definition of “Maturity Date” set forth in the Appendix to the Buyer Note shall be amended to read in its entirety as follows:

“Maturity Date” means June 13, 2008.”

b. In the event that Buyer does not receive the Cash Amount by the Payment Deadline, this Agreement shall be null and void and of no further force and effect, and the Buyer Note shall not be amended in the manner set forth in this Section 1 (i.e., the definition of “Maturity Date” in the Buyer Note shall remain as originally set forth therein).

2. Representations and Warranties of the Company. The Company represents and warrants to Buyer that:

a. Authorization; Enforcement; Validity. Each of the Company and the Subsidiaries has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Buyer Note (as amended hereby). The execution and delivery of this Agreement by the Company and the Subsidiaries and the consummation of the transactions contemplated hereby and thereby and by the Buyer Note (as amended hereby) have been duly authorized by the respective boards of directors of the Company and the Subsidiaries, and no further consent or authorization is required by the Company, the Subsidiaries or their respective boards of directors or shareholders. This Agreement has been duly executed and delivered by the Company and each of the Subsidiaries, and each of this Agreement and the Buyer Note (as amended hereby) constitutes a valid and binding obligation of each of the Company and the Subsidiaries (as applicable), enforceable against each of the Company and the Subsidiaries (as applicable) in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

b. Issuance of Securities. The amendment of the Buyer Note is exempt from registration under the Securities Act of 1933, as amended, and applicable state securities laws, based upon the representation made by Buyer herein that Buyer is an “accredited investor.”

c. No Conflicts. The execution and delivery of this Agreement by each of the Company and the Subsidiaries, the performance by each of the Company and the Subsidiaries (as applicable) of their respective obligations hereunder and under the Buyer Note (as amended hereby) and the consummation by each of the Company and the Subsidiaries (as applicable) of the transactions contemplated hereby and by the Buyer Note (as amended hereby) will not (i) result in a violation of the certificate of incorporation or the bylaws of the Company or the organizational documents of any Subsidiary; (ii) conflict with, or constitute a breach or default (or an event which, with the giving of notice or lapse of time or both, constitutes or would constitute a breach or default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or other remedy with respect to, any agreement, indenture or instrument to which the Company or any of the Subsidiaries is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of the Subsidiaries or by which any property or asset of the Company or any of the Subsidiaries is bound or affected. Neither the Company nor any of the Subsidiaries is required to obtain any consent, authorization or order of or, except as required by Section 5 below, make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under, or contemplated by, this Agreement or the Buyer Note (as amended hereby).

d. Outstanding Notes. As of the date hereof, the Buyer Note is the only Note outstanding.

3. Representation and Warranties of Buyer. Buyer represents and warrants to the Company that (a) Buyer is a validly existing limited partnership and has the requisite limited partnership power and authority to enter into and perform its obligations under this Agreement, (b) this Agreement has been duly and validly authorized, executed and delivered on behalf of Buyer and is a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, and (c) Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (as defined in the Purchase Agreement).

4. Acknowledgment of the Company and the Subsidiaries. The Company and each of the Subsidiaries hereby irrevocably and unconditionally acknowledge, affirm and covenant to Buyer that:

a. Buyer is not in default under any of the Transaction Documents and has not otherwise breached any obligations to the Company or any of the Subsidiaries; and

b. there are no offsets, counterclaims or defenses to the Liabilities (as defined in the Security Agreement (as defined in the Purchase Agreement)) or Obligations (as defined in the Guaranty (as defined in the Purchase Agreement)), including the liabilities and obligations of the Company under the Buyer Note (as amended hereby), or to the rights, remedies or powers of Buyer in respect of any of the Liabilities or Obligations or any of the Transaction Documents, and the Company and each of the Subsidiaries agree not to interpose (and each does hereby waive and release) any such defense, set-off or counterclaim in any action brought by Buyer with respect thereto.

5. Covenants. Prior to 5:30 p.m., New York time, on the first Business Day (as defined in the Buyer Note) following the date hereof, the Company shall file a current report on Form 8-K (the “Amendment Form 8-K”) with the Securities and Exchange Commission (the “SEC”), describing the terms of this Agreement and including this Agreement as an exhibit thereto, in the form required by the Securities Exchange Act of 1934, as amended. From and after the filing of this Amendment Form 8-K with the SEC, Buyer shall not be in possession of any material nonpublic information received from the Company or any of its affiliates, officers, directors, employees or agents as a result of this Agreement or any of the matters referred to herein.

6. Avoidance of Doubt. The parties hereto hereby agree, for the avoidance of doubt, that (a) the term “Notes” as used in the Transaction Documents shall mean the Buyer Note, as, and to the extent, amended by this Agreement, and (b) the term “Liabilities” and “Obligations” as used in the Transaction Documents shall include all liabilities and obligations of the Company under this Agreement, under the Buyer Note (as amended hereby) and under the other Transaction Documents, and each of the parties hereto agrees not to take any contrary positions.

7. Reservation of Rights. Buyer has not hereby waived (a) any breach, default or Event of Default that may be continuing under any of the Transaction Documents or (b) any of Buyer’s rights or remedies arising from any such breach, default or Event of Default or otherwise available under the Transaction Documents or at law. Buyer expressly reserves all such rights and remedies.

8. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. The successors and assigns of such entities shall include their respective receivers, trustees or debtors-in-possession.

9. Further Assurances. The Company hereby agrees from time to time, as and when requested by Buyer, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements, including secretary’s certificates, stock powers and irrevocable transfer agent instructions, and to take or cause to be taken such further or other action, as Buyer may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Agreement, the Buyer Note (as amended hereby) and the other Transaction Documents.

10. Rules of Construction. All words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, and the use of the word “including” in this Agreement shall be by way of example rather than limitation.

11. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

12. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

13. Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

14. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

15. Merger. This Agreement, the Buyer Note (as amended hereby) and the other Transaction Documents represent the final agreement of each of the parties hereto with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or prior or subsequent oral agreements, among any of the parties hereto. Except as expressly set forth in this Agreement, in the Buyer Note (as amended hereby) and the other Transaction Documents, neither the Company nor Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.

16. Interpretative Matters. Unless the context otherwise requires, (i) all references to Sections, Schedules, Appendices or Exhibits are to Sections, Schedules, Appendices or Exhibits contained in or attached to this Agreement, (b) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (c) the words “hereof,” “herein” and words of similar effect shall reference this Agreement in its entirety, and (d) the use of the word “including” in this Agreement shall be by way of example rather than limitation.

17. Reaffirmation. Each of the Company and the Subsidiaries as issuer, debtor, grantor, pledgor, mortgagor, guarantor or assignor, or in other any other similar capacity in which such Person grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) acknowledges and agrees that it has reviewed this Agreement, (ii) ratifies and reaffirms all of its obligations, contingent or otherwise, under each of the Transaction Documents, including the Buyer Note (as amended hereby) to which it is a party (after giving effect hereto) and (iii) to the extent such Person granted liens on or security interests in any of its property pursuant to any such Transaction Document as security for or otherwise guaranteed the Liabilities under or with respect to the Transaction Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Liabilities as amended hereby. Each of the Company and the Subsidiaries hereby consents to this Agreement and acknowledges that each of the Transaction Documents, including the Buyer Note (as amended hereby), remains in full force and effect and is hereby ratified and reaffirmed.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by each of the undersigned as of the date first above written.

COMPANY:

CUSTOMER ACQUISITION NETWORK HOLDINGS, INC.

By:	/s/ Michael D. Mathews
Name:	Michael D. Mathews
Title:	CEO

SUBSIDIARIES:

CUSTOMER ACQUISITION NETWORK, INC.

By:	/s/ Michael D. Mathews
Name:	Michael D. Mathews
Title:	CEO

DESKTOP ACQUISITION SUB, INC.

By:	/s/ Michael D. Mathews
Name:	Michael D. Mathews
Title:	CEO

BUYER:

LONGVIEW MARQUIS MASTER FUND, L.P.

By:	Viking Asset Management, LLC
Its:	Investment Advisor

By:	/s/ S. Michael Rudolph
Name:	S. Michael Rudolph
Title:	Chief Financial Officer